Exhibit 8.2

APPENDIX I - CNH INDUSTRIAL GROUP ON-HIGHWAY COMPANIES AT DECEMBER 31, 2021
Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
SUBSIDIARIES CONSOLIDATED ON A LINE-BY-LINE BASIS
2 H Energy S.A.S.	Fécamp	France	2,000,000	EUR	100.00	CNH Industrial Finance France S.A.	100.000
Afin Bulgaria EAD	Sofia	Bulgaria	310,110	BGN	100.00	CNH Industrial Capital Limited	100.000
Afin Slovakia S.R.O.	Bratislava	Slovack Republic	39,833	EUR	99.98	CNH Industrial Capital Limited	98.120
						Iveco Slovakia, s.r.o.	1.880
Amce-Automotive Manufacturing Co.Ethiopia	Addis Ababa	Ethiopia	100,000,000	ETB	70.00	CNH Industrial N.V.	70.000
Astra Veicoli Industriali S.p.A.	Piacenza	Italy	10,400,000	EUR	100.00	Iveco S.p.A.	100.000
Blitz S19-499 GmbH	Ulm	Germany	25,000	EUR	94.00	Iveco Magirus AG	100.000
CNH Industrial Argentina S.A.	Buenos Aires	Argentina	4,749,441,412	ARS	100.00	FPT Industrial S.p.A.	94.946
						FPT INDUSTRIAL BRASIL LTDA.	5.054
CNH Industrial Capital Limited	Basildon	United Kingdom	18,200,000	EUR	100.00	CNH Industrial N.V.	100.000
CNH Industrial Finance France S.A.	Trappes	France	1,000,000	EUR	100.00	New Business Netherlands Holding B.V.	99.999
CNH Industrial Financial Services A/S	Albertslund	Denmark	500,000	DKK	100.00	CNH Industrial N.V.	100.000
CNH Industrial SA (Pty) Ltd.	Centurion	South Africa	165,100,750	ZAR	100.00	CNH Industrial N.V.	100.000
Dolphin N2 Limited	Shoreham-by-Sea	United Kingdom	2	GBP	100.00	FPT Industrial S.p.A.	100.000
Effe Grundbesitz GmbH	Ulm	Germany	10,225,838	EUR	83.77	Iveco Investitions GmbH	90.000
Fiat Powertrain Technologies (Chongqing) Co., Ltd.	Chongqing	People's Rep.of China	50,000,000	CNY	100.00	Fiat Powertrain Technologies Management (Shanghai) Co. Ltd.	100.000
Fiat Powertrain Technologies Management (Shanghai) Co. Ltd.	Shanghai	People's Rep.of China	2,000,000	USD	100.00	FPT Industrial S.p.A.	100.000

Exhibit 8.2

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
SUBSIDIARIES CONSOLIDATED ON A LINE-BY-LINE BASIS (continued)
Fiat Powertrain Technologies of North America, Inc.	Wilmington	U.S.A.	1	USD	100.00	FPT Industrial S.p.A.	100.000
FPT - Powertrain Technologies France SAS	Garchizy	France	73,444,960	EUR	100.00	IVECO FRANCE SAS	97.144
						CNH Industrial Finance France S.A.	2.856
FPT INDUSTRIAL BRASIL LTDA.	Contagem	Brazil	260,604,556	BRL	100.00	CNH Industrial N.V.	100.000
FPT Industrial S.p.A.	Turin	Italy	100,000,000	EUR	100.00	CNH Industrial N.V.	100.000
FPT Motorenforschung AG	Arbon	Switzerland	4,600,000	CHF	100.00	FPT Industrial S.p.A.	100.000
Heuliez Bus S.A.S.	Mauléon	France	9,000,000	EUR	100.00	Société Charolaise de Participations SAS	100.000
IAV-Industrie-Anlagen-Verpachtung GmbH	Ulm	Germany	25,565	EUR	88.42	Iveco Investitions GmbH	95.000
IC Financial Services S.A.	Morigny-Champigny	France	105,860,635	EUR	100.00	CNH Industrial N.V.	100.000
IDV USA INC.	Wilmington	U.S.A.	250,000	USD	100.00	Iveco Defence Vehicles S.p.A.	100.000
Iveco (China) Commercial Vehicle Sales Co. Ltd	Shanghai	People's Rep.of China	50,000,000	CNY	100.00	Iveco S.p.A.	100.000
Iveco (Schweiz) AG	Kloten	Switzerland	9,000,000	CHF	100.00	Iveco Nederland B.V.	100.000
Iveco Arac Sanayi VE Ticaret A.S.	Samandira-Kartal/Istanbul	Turkey	375,000,000	TRY	100.00	CNH Industrial N.V.	100.000
IVECO ARGENTINA S.A.	Buenos Aires	Argentina	11,017,857,270	ARS	100.00	Iveco Espana S.L.	94.924
						ON-HIGHWAY BRASIL LTDA.	5.076
Iveco Austria GmbH	Vienna	Austria	6,178,000	EUR	100.00	CNH Industrial N.V.	100.000
Iveco Bayern GmbH	Nuremberg	Germany	742,000	EUR	94.00	Iveco Magirus AG	100.000
Iveco Belgium N.V.	Groot-Bijgaarden	Belgium	6,000,000	EUR	100.00	CNH Industrial N.V.	99.983
						Iveco Nederland B.V.	0.017
Iveco Capital Services S.R.L.	Glina	Romenia	22,519,423	RON	100.00	CNH Industrial Capital Limited	100.000
Iveco Capital Solutions S.p.A.	Turin	Italy	160,000,000	EUR	100.00	CNH Industrial N.V.	100.000
Iveco Czech Republic A.S.	Vysoke Myto	Czech Republic	1,065,559,000	CZK	98.84	IVECO FRANCE SAS	98.838
Iveco Danmark A/S	Albertslund	Denmark	501,000	DKK	100.00	CNH Industrial N.V.	100.000

Exhibit 8.2

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
SUBSIDIARIES CONSOLIDATED ON A LINE-BY-LINE BASIS (continued)
IVECO DEFENCE VEHICLES ROMANIA S.R.L.	Glina	Romenia	4,840,000	RON	100.00	Iveco Defence Vehicles S.p.A.	100.000
Iveco Defence Vehicles S.p.A.	Bolzano	Italy	25,000,000	EUR	100.00	Iveco S.p.A.	100.000
Iveco Espana S.L.	Madrid	Spain	100,000,001	EUR	100.00	New Business Netherlands Holding B.V.	100.000
Iveco Est Sas	Hauconcourt	France	2,005,600	EUR	100.00	IVECO FRANCE SAS	100.000
Iveco Finland OY	Espoo	Finland	100,000	EUR	100.00	CNH Industrial N.V.	100.000
IVECO FRANCE SAS	Vénissieux	France	93,104,460	EUR	100.00	Iveco Espana S.L.	50.192
						New Business Netherlands Holding B.V.	49.541
						Heuliez Bus S.A.S.	0.267
IVECO Group Korea LLC	Gwangju	South Korea	3,500,000,000	KRW	100.00	CNH Industrial N.V.	100.000
Iveco Group N.V.	Amsterdam	Netherlands	250,000	EUR	100.00	CNH Industrial N.V.	100.000
Iveco Holdings Limited	Basildon	United Kingdom	47,000,000	GBP	100.00	CNH Industrial N.V.	100.000
Iveco Investitions GmbH	Ulm	Germany	2,556,459	EUR	93.08	Iveco Magirus AG	99.020
Iveco L.V.I. S.a.s.	Saint Priest	France	2,000,000	EUR	100.00	IVECO FRANCE SAS	100.000
Iveco Limited	Basildon	United Kingdom	117,000,000	GBP	100.00	Iveco Holdings Limited	100.000
Iveco Magirus AG	Ulm	Germany	50,000,000	EUR	94.00	CNH Industrial N.V.	88.340
						Iveco S.p.A.	5.660
Iveco Magirus Fire Fighting GmbH	Weisweil	Germany	30,776,857	EUR	84.63	Iveco Magirus AG	90.032
Iveco Nederland B.V.	Andelst	Netherlands	21,920,549	EUR	100.00	New Business Netherlands Holding B.V.	100.000
Iveco Nord Nutzfahrzeuge GmbH	Hamburg	Germany	1,611,500	EUR	94.00	Iveco Magirus AG	100.000
Iveco Nord SAS	Lesquin	France	2,045,701	EUR	100.00	IVECO FRANCE SAS	100.000
Iveco Nord-Ost Nutzfahrzeuge GmbH	Berlin	Germany	2,120,000	EUR	94.00	Iveco Magirus AG	100.000
Iveco Norge A.S.	Voyenenga	Norway	18,600,000	NOK	100.00	CNH Industrial N.V.	100.000
Iveco Otomotiv Ticaret A.S.	Samandira-Kartal/Istanbul	Turkey	92,000,000	TRY	100.00	CNH Industrial N.V.	100.000
Iveco Participations s.a.s.	Vitrolles	France	468,656	EUR	100.00	IVECO FRANCE SAS	100.000
Iveco Pension Trustee Ltd	Basildon	United Kingdom	2	GBP	100.00	Iveco Holdings Limited	50.000
						Iveco Limited	50.000

Exhibit 8.2

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
SUBSIDIARIES CONSOLIDATED ON A LINE-BY-LINE BASIS (continued)
Iveco Poland Sp. z o.o.	Warsaw	Poland	46,974,500	PLN	100.00	CNH Industrial N.V.	100.000
Iveco Portugal-Comercio de Veiculos Industriais S.A.	Vila Franca de Xira	Portugal	15,962,000	EUR	100.00	CNH Industrial N.V.	99.996
						Astra Veicoli Industriali S.p.A.	0.001
						Iveco Espana S.L.	0.001
						Iveco Nederland B.V.	0.001
						Mediterranea de Camiones S.L.	0.001
Iveco Provence s.a.s.	Vitrolles	France	2,371,200	EUR	100.00	Iveco Participations s.a.s.	100.000
Iveco Retail Limited	Basildon	United Kingdom	7,319,100	GBP	100.00	Iveco Holdings Limited	100.000
Iveco Romania S.r.l.	Glina	Romenia	17,500	RON	100.00	Iveco Austria GmbH	100.000
Iveco S.p.A.	Turin	Italy	200,000,000	EUR	100.00	CNH Industrial N.V.	100.000
Iveco Slovakia, s.r.o.	Bratislava	Slovack Republic	6,639	EUR	98.84	Iveco Czech Republic A.S.	100.000
Iveco South Africa Works (Pty) Ltd	Centurion	South Africa	215,010,239	ZAR	60.00	CNH Industrial SA (Pty) Ltd.	60.000
Iveco Sud-West Nutzfahrzeuge GmbH	Mannheim-Neckarau	Germany	1,533,900	EUR	94.00	Iveco Magirus AG	100.000
Iveco Sweden A.B.	Helsingborg	Sweden	600,000	SEK	100.00	CNH Industrial N.V.	100.000
Iveco Truck Centrum s.r.o.	Lodenice	Czech Republic	10,000,000	CZK	100.00	CNH Industrial N.V.	100.000
Iveco Truck Services S.R.L.	Glina	Romenia	2,200,200	RON	100.00	Iveco Romania S.r.l.	95.000
						Iveco Austria GmbH	5.000
Iveco Trucks Australia Limited	Dandenong	Australia	139,242,022	AUD	100.00	CNH Industrial N.V.	100.000
Iveco Ukraine LLC	Kiev	Ukraine	49,258,692	UAH	100.00	CNH Industrial N.V.	100.000
Iveco West Nutzfahrzeuge GmbH	Düsseldorf	Germany	3,017,000	EUR	94.00	Iveco Magirus AG	100.000
MAGIRUS CAMIVA S.a.s. (societè par actions simplifièe)	Chambéry	France	1,870,169	EUR	84.63	Iveco Magirus Fire Fighting GmbH	100.000
Magirus GmbH	Ulm	Germany	6,493,407	EUR	84.63	Iveco Magirus Fire Fighting GmbH	99.764
Magirus Italia S.r.l.	Brescia	Italy	50,000	EUR	100.00	Iveco S.p.A.	100.000
Magirus Lohr GmbH	Premstätten	Austria	1,271,775	EUR	84.43	Magirus GmbH	100.000
Mediterranea de Camiones S.L.	Madrid	Spain	48,080	EUR	100.00	Iveco Espana S.L.	99.875

Exhibit 8.2

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
SUBSIDIARIES CONSOLIDATED ON A LINE-BY-LINE BASIS (continued)
						CNH Industrial N.V.	0.125
New Business Netherlands Holding B.V.	Andelst	Netherlands	150,000	EUR	100.00	CNH Industrial N.V.	100.000
Officine Brennero S.p.A.	Trento	Italy	2,833,830	EUR	100.00	Iveco S.p.A.	100.000
ON-HIGHWAY BRASIL LTDA.	Sete Lagoas	Brazil	760,929,213	BRL	100.00	CNH Industrial N.V.	100.000
OOO Iveco Russia	Moscow	Russia	868,545,000	RUR	100.00	CNH Industrial N.V.	99.960
						Iveco Austria GmbH	0.040
Potenza Technology Holdings Limited	Birmingham	United Kingdom	200	GBP	100.00	FPT Industrial S.p.A.	100.000
Potenza Technology Limited	Birmingham	United Kingdom	100	GBP	100.00	Potenza Technology Holdings Limited	100.000
SAIC Fiat Powertrain Hongyan Co. Ltd.	Chongqing	People's Rep.of China	580,000,000	CNY	60.00	FPT Industrial S.p.A.	60.000
Seddon Atkinson Vehicles Ltd	Basildon	United Kingdom	41,700,000	GBP	100.00	Iveco Holdings Limited	100.000
Société Charolaise de Participations SAS	Vénissieux	France	2,370,000	EUR	100.00	Iveco Espana S.L.	100.000
Société de Diffusion de Vehicules Industriels-SDVI S.A.S.	ORVAULT	France	7,022,400	EUR	100.00	IVECO FRANCE SAS	100.000
Transolver Service S.A.	Madrid	Spain	610,000	EUR	100.00	CNH Industrial Capital Limited	99.984
						Iveco Espana S.L.	0.016
Transolver Services S.A.S.	Guyancourt	France	38,000	EUR	100.00	CNH Industrial Capital Limited	100.000
UAB Iveco Capital Baltic	Vilnius	Lithuania	40,110	EUR	100.00	CNH Industrial Capital Limited	100.000
Zona Franca Alari Sepauto S.A.	Barcelona	Spain	520,560	EUR	51.87	Iveco Espana S.L.	51.867
JOINTLY-CONTROLLED ENTITIES ACCOUNTED FOR USING THE EQUITY METHOD
IVECO - OTO MELARA Società Consortile a responsabilità limitata	Rome	Italy	40,000	EUR	50.00	Iveco Defence Vehicles S.p.A.	50.000
Iveco Orecchia S.p.A.	Turin	Italy	8,000,000	EUR	50.00	Iveco S.p.A.	50.000
Nikola Iveco Europe GmbH	Ulm	Germany	25,000	EUR	50.00	Iveco S.p.A.	50.000

Exhibit 8.2

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
JOINTLY-CONTROLLED ENTITIES ACCOUNTED FOR USING THE EQUITY METHOD (continued)
SAIC IVECO Commercial Vehicle Investment Company Limited	Shanghai	People's Rep.of China	224,500,000	USD	50.00	FPT Industrial S.p.A.	50.000
ASSOCIATED COMPANIES ACCOUNTED FOR USING THE EQUITY METHOD
IVECO-AMT Ltd.	Miass	Russia	65,255,056	RUR	33.33	CNH Industrial N.V.	33.330
Transolver Finance Establecimiento Financiero de Credito S.A.	Madrid	Spain	29,315,458	EUR	49.00	CNH Industrial N.V.	49.000
SUBSIDIARIES VALUED AT COST
Altra S.p.A.	Genoa	Italy	516,400	EUR	100.00	Iveco S.p.A.	100.000
CNH INDUSTRIAL VENEZUELA, C.A.	Caracas	Venezuela	1,715,951,510	VES	100.00	CNH Industrial N.V.	100.000
ITALWATT S.r.l.	Leinì (Torino)	Italy	20,000	EUR	70.00	Iveco Defence Vehicles S.p.A.	70.000
Iveco Group Switzerland SA	Paradiso	Switzerland	100,000	CHF	100.00	CNH Industrial N.V.	100.000
ASSOCIATED COMPANIES VALUED AT COST
Sotra S.A.	Abidjan	Ivory Coast	3,000,000,000	XAF	39.80	IVECO FRANCE SAS	39.800
Trucks & Bus Company	Tajoura	Libya	96,000,000	LYD	25.00	Iveco Espana S.L.	25.000
OTHER COMPANIES VALUED AT COST
Naveco (Nanjing IVECO Motor Co.) Ltd.	Nanjing	People's Rep.of China	2,527,000,000	CNY	19.90	Iveco S.p.A.	19.900